[White & Case Draft of 9/21/07]
                                                                       EXHIBIT D

                             [NEW DANA CORPORATION]

                          REGISTRATION RIGHTS AGREEMENT

          REGISTRATION RIGHTS AGREEMENT, dated as of _______, 2007 (the "Agreement") by [New Dana Corporation], a ___________ corporation (the "Company") in favor of each purchaser of 4.0% Series B Convertible Preferred Stock listed on Schedule A (the "Investors").(1)

                                 R E C I T A L S

          WHEREAS, the Investors have agreed to purchase shares of 4.0% Series B Convertible Preferred Stock, par value $0.01 per share, of the Company (the "Series B Preferred Stock"); and

          WHEREAS, the shares of Series B Preferred Stock are convertible into shares of common stock, par value $0.01 per share, of the Company (the "Common Stock"); and

          WHEREAS, the Company has agreed, as a condition precedent to the Investors' obligations under the Subscription Agreement, to grant the Investors certain registration rights; and

          WHEREAS, the Company and the Investors desire to define the registration rights of the Investor on the terms and subject to the conditions herein set forth.

          NOW, THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, the parties hereby agree as follows:

          SECTION 1. DEFINITIONS

          As used in this Agreement, the following terms have the respective meanings set forth below:

          Allocation Priority: shall have the meaning set forth in Section 2(b)(ii);

          Agreement: shall mean this Agreement among the Investors and the Company;

          Commission: shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act;

----------
(1) Assuming that the 1145 exemption is available, purchasers of Series B Preferred in the Rights offering will be able to trade freely unless they are a deemed "underwriter". Accordingly, this agreement would only be necessary for persons that are deemed underwriters.

          Exchange Act: shall mean the Securities Exchange Act of 1934, as amended (or any successor act), and the rules and regulations promulgated thereunder;

          Holder: shall mean any holder of Registrable Securities;

          Initiating Holder: shall mean any Holder or Holders who in the aggregate are Holders of more than 50% of the then outstanding Registrable Securities;

          Maximum Number of Shares: shall have the meaning set forth in Section 2(b)(ii);

          Person: shall mean an individual, partnership, joint-stock company, corporation, trust or unincorporated organization, and a government or agency or political subdivision thereof;

          Pro Rata: shall have the meaning set forth in Section 2(b)(ii);

          Register, Registered and Registration: shall mean a registration effected by preparing and filing a registration statement in compliance with the Securities Act (and any post-effective amendments filed or required to be filed) and the declaration or ordering of effectiveness of such registration statement;

          Registrable Securities: shall mean any (A) Series B Preferred Stock held by the Investors, (B) shares of Common Stock issuable upon conversion of the shares of Series B Preferred Stock held by the Investors, (C) other shares of Common Stock acquired by the Investors after the date hereof unless acquired in breach of any agreement between the Holder and the Company and (D) additional securities of the Company issued as a dividend or other distribution with respect to, or in exchange for or in replacement of any securities of the Company held by the Investors, including but not limited to, those listed in clauses (A), (B) and (C);

          Registration Expenses: shall mean all reasonable expenses incurred by the Company in compliance with Section 2(a), (b) and (c) hereof, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for the Company, reasonable fees and expenses of one counsel for all the Holders, blue sky fees and expenses and the reasonable expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company, which shall be paid in any event by the Company);

          security, securities: shall have the meaning set forth in Section 2(1) of the Securities Act;

          Securities Act: shall mean the Securities Act of 1933, as amended (or any successor act), and the rules and regulations promulgated thereunder; and

          Selling Expenses: shall mean all underwriting discounts and selling commissions applicable to the sale of Registrable Securities and all fees and disbursements of counsel for each of the Holders other than reasonable fees and expenses of one counsel for all the Holders.

          SECTION 2. REGISTRATION RIGHTS

          (a)  Demand Registration.

          (i) Request for Registration. If the Company shall receive from an Initiating Holder, at any time, a written request that the Company effect any registration with respect to all or a part of the Registrable Securities, the Company will:

          (1) promptly give written notice of the proposed registration, qualification or compliance to all other Holders; and

          (2) as soon as practicable, use its reasonable best efforts to effect such registration (including, without limitation, the execution of an undertaking to file post-effective amendments, appropriate qualification under applicable blue sky or other state securities laws and appropriate compliance with applicable regulations issued under the Securities Act) as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any Holder or Holders joining in such request as are specified in a written request received by the Company within ten (10) business days after written notice from the Company is given under Section 2(a)(i)(1) above; provided, that the Company shall not be obligated to effect, or take any action to effect, any such registration pursuant to this Section 2(a):

               (A) In any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, qualification or compliance, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act or applicable rules or regulations thereunder;

               (B) After the Company has effected one (1) such registration pursuant to this Section 2(a) and such registration has been declared or ordered effective and the sales of such Registrable Securities shall have closed; provided, however, that a registration shall not be deemed to constitute a registration pursuant to this Section 2(a) in the event that less than ninety percent (90%) of the Registrable Securities held by Holders participating in the registration are permitted to participate in such registration;

               (C) If the Registrable Securities requested by all Holders to be registered pursuant to such request do not have an anticipated aggregate public offering price (before any underwriting discounts and commissions) of not less than $[insert dollar amount equal to 10% of the total aggregate Series B Purchase Price (as defined in the Investment

               Agreement) that is paid by all of the Investors under the Investment Agreement for shares of Series B Preferred (as defined in the Investment Agreement)];

               (D) During the period starting with the date thirty (30) days prior to the Company's good faith estimate of the date of filing of, and ending on the date three (3) months immediately following the effective date of, any registration statement pertaining to securities of the Company (other than a registration of securities in a Rule 145 transaction under the Securities Act, with respect to an employee benefit plan or with respect to the Company's first registered public offering of its stock); provided, that the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective; provided, however, that the Company may only delay an offering pursuant to this Section 2(a)(i)(2)(D) for a period of not more than thirty (30) days, if a filing of any other registration statement is not made within that period and the Company may only exercise this right once in any twelve
               (12)-month period; or

               (E) If the Company shall furnish to the Initiating Holders a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors of the Company it would be seriously detrimental to the Company or its stockholders for a registration statement to be filed in the near future, in which case the Company's obligation to use its best efforts to comply with this Section 2(a) shall be deferred for a period not to exceed ninety (90) days from the date of receipt of written request from the Initiating Holders; provided, however, that the Company shall not exercise such right more than once in any twelve (12)-month period.

The registration statement filed pursuant to the request of the Initiating Holders may, subject to the provisions of Section 2(a)(ii) below, include other securities of the Company that are held by Persons who, by virtue of agreements with the Company, are entitled to include their securities in any such registration ("Other Stockholders"). In the event any Holder requests a registration pursuant to this Section 2(a) in connection with a distribution of Registrable Securities to its partners or members, the registration shall provide for the resale by such partners or members, if requested by such Holder.

          (ii) Underwriting. If the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to Section 2(a)(i).

If Other Stockholders request inclusion of their securities in the underwriting, the Holders shall offer to include the securities of such Other Stockholders in the underwriting and may condition such offer on their acceptance of the further applicable provisions of this Section 2. The Holders whose shares are to be included in such registration and the Company shall (together with all

Other Stockholders proposing to distribute their securities through such underwriting) enter into an underwriting agreement in customary form with the representative of the underwriter or underwriters selected for such underwriting by the Initiating Holders and reasonably acceptable to the Company. Notwithstanding any other provision of this Section 2(a), if the representative advises the Holders in writing that marketing factors require a limitation on the number of shares to be underwritten, the representative may limit the number of Registrable Securities to be included in the registration and underwriting in accordance with the Allocation Priority set forth in Section 2(b)(ii); provided that such allocation shall be made in the following manner: (i) first, Pro Rata (as defined below) to Registrable Securities and securities entitled to registration under the Series A Registration Rights Agreement (as defined below), regardless of the number of shares that can be sold without exceeding the Maximum Number of Shares; (ii) second, to securities that the Company desires to sell, and (iii) third, securities for the account of Other Stockholders that the Company is obligated to register pursuant to written contractual arrangements with such persons that can be sold, Pro Rata, in the case of (ii) and (iii) without exceeding the Maximum Number of Shares. If any Holder or Other Stockholder who has requested inclusion in such registration as provided herein disapproves of the terms of the underwriting, such Person may elect to withdraw therefrom by providing written notice to the Company, the underwriter and the Initiating Holders. The securities so withdrawn shall also be withdrawn from registration.

          (b)  Company Registration.

          (i) If the Company shall determine to register any of its equity securities either for its own account or for the account of Other Stockholders, other than a registration relating solely to employee benefit plans, or a registration relating solely to a Rule 145 transaction under the Securities Act, or a registration on any registration form which does not permit secondary sales or does not include substantially the same information as would be required to be included in a registration statement covering the sale of Registrable Securities, the Company will:

          (1) promptly give to each of the Holders a written notice thereof (which shall include a list of the jurisdictions in which the Company intends to attempt to qualify such securities under the applicable blue sky or other state securities laws); and

          (2) include in such registration (and any related qualification under blue sky laws or other compliance), and in any underwriting involved therein, all the Registrable Securities specified in a written request or requests, made by the Holders within ten (10) days after receipt of the written notice from the Company described in clause (1) above, except to the extent limited as set forth in Section 2(b)(ii) below. Such written request may specify all or a part of the Holders' Registrable Securities. In the event any Holder requests inclusion in a registration pursuant to this Section 2(b) in connection with a distribution of Registrable Securities to its partners or members, the registration shall provide for the resale by such partners or members, if requested by such Holder.

          (ii) Underwriting. If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise each of the Holders as a part of the written notice given pursuant to Section 2(b)(i)(1) above. In such event, the right of each of the Holders to registration pursuant to this Section 2(b) shall be conditioned upon such Holders' participation in such underwriting and the inclusion of such Holders' Registrable Securities in the underwriting to the extent provided herein. The Holders whose shares are to be included in such registration shall (together with the Company and the Other Stockholders distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the representative of the underwriter or underwriters selected for underwriting by the Company. Notwithstanding any other provision of this Section 2(b), if the representative determines that marketing factors require a limitation on the number of shares to be underwritten, the representative may limit the number of Registrable Securities to be included in the registration and underwriting in accordance with the allocation priority set forth below. The Company shall promptly advise all holders of securities requesting registration of such limitation, and the number of shares of securities that are entitled to be included in the registration and underwriting (the "Maximum Number of Shares") shall be allocated in the following manner: (i) first, the securities that the Company desires to sell, regardless of the number of shares that can be sold without exceeding the Maximum Number of Shares;
     (ii) second, both (A) the securities entitled to registration under the Registration Rights Agreement, dated _______, 200_, between Appaloosa, [Purchaser] and the Company (the "Series A Registration Rights Agreement") and (B) the Registrable Securities that can be sold, all pro rata in accordance with the number of securities entitled to registration under the Series A Registration Rights Agreement and Registrable Securities, respectively, that each such holder of securities entitled to registration under the Series A Registration Rights Agreement or Holder has requested be included in such registration (such proportion is referred to herein as "Pro Rata"), without exceeding the Maximum Number of Shares; (iii) third, the Registrable Securities that can be sold, Pro Rata, without exceeding the Maximum Number of Shares; and (iv) fourth, to the extent that the Maximum Number of Shares has not been reached under the foregoing clauses, the securities for the account of Other Stockholders that the Company is obligated to register pursuant to written contractual arrangements with such persons that can be sold, Pro Rata, without exceeding the Maximum Number of Shares (the foregoing allocation is referred to herein as the "Allocation Priority"). If any of the Holders or any officer, director or Other Stockholder disapproves of the terms of any such underwriting, he she or it may elect to withdraw therefrom by providing written notice to the Company and the underwriter. Any Registrable Securities or other securities excluded or withdrawn from such underwriting shall be withdrawn from such registration.

          (c) Form S-3. The Company shall use its reasonable best efforts to qualify for registration on Form S-3 for secondary sales. After the Company has qualified for the use of Form S-3, the Holders shall have the right to request up to four (4) registrations on Form S-3 (such requests shall be in writing and shall state the number of shares of Registrable Securities to be disposed of and the intended method of disposition of shares by such holders), provided, that the Company shall not be obligated to effect, or take any action to effect, any such registration pursuant to this Section 2(c):

          (i) Unless the Holder or Holders requesting registration propose to dispose of shares of Registrable Securities having an aggregate price to the public (before deduction of Selling Expenses) of more than $[insert dollar amount equal to 5% of the the total aggregate Series B Purchase Price (as defined in the Investment Agreement) that is paid by all of the Investors under the Investment Agreement for shares of Series B Preferred (as defined in the Investment Agreement)];

          (ii) Within one hundred eighty (180) days of the effective date of the most recent registration pursuant to this Section 2(c) in which securities held by the requesting Holder could have been included for sale or distribution;

          (iii) In any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, qualification or compliance, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act or applicable rules or regulations thereunder;

          (iv) During the period starting with the date thirty (30) days prior to the Company's good faith estimate of the date of filing of, and ending on the date three(3) months immediately following the effective date of, any registration statement pertaining to securities of the Company (other than a registration of securities in a Rule 145 transaction under the Securities Act or with respect to an employee benefit plan); provided, that the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective; provided, however, that the Company may only delay an offering pursuant to this Section 2(c)(iv) for a period of not more than thirty (30) days, if a filing of any other registration statement is not made within that period and the Company may only exercise this right once in any twelve (12)-month period; or

          (v) If the Company shall furnish to the Holders a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors of the Company it would be seriously detrimental to the Company or its stockholders for a registration statement to be filed in the near future, in which case the Company's obligation to use its best efforts to comply with this Section 2(c) shall be deferred for a period not to exceed ninety (90) days from the date of receipt of written request from the Holders; provided, however, that the Company shall not exercise such right more than once in any twelve (12)-month period.

The Company shall give written notice to all Holders of the receipt of a request for registration pursuant to this Section 2(c)and shall provide a reasonable opportunity for other Holders to participate in the registration; provided, that if the registration is for an underwritten offering, the terms of Section 2(a)(ii) above shall apply to all participants in such offering. Subject to the foregoing, the Company will use its reasonable best efforts to effect promptly the registration of all shares of Registrable Securities on Form S-3 to the extent requested by the Holder or Holders thereof for purposes of disposition. In the event any Holder requests a registration pursuant to this Section 2(c) in connection with a distribution of Registrable Securities to its partners or members, the registration shall provide for the resale by such partners or members, if requested by such Holder.

          (d) Expenses of Registration. All Registration Expenses incurred in connection with any registration, qualification or compliance pursuant to this
Section 2 shall be borne by the Company, and all Selling Expenses shall be borne by the Holders of the securities so registered pro rata on the basis of the number of their shares so registered.

          (e) Registration Procedures. In the case of each registration effected by the Company pursuant to this Section 2, the Company will keep the Holders, as applicable, advised in writing as to the initiation of each registration and as to the completion thereof. At its reasonable expense, the Company will:

          (i) keep such registration effective for a period of ninety (90) days;

          (ii) furnish such number of prospectuses and other documents incident thereto as each of the Holders, as applicable, from time to time may reasonably request;

          (iii) notify each Holder of Registrable Securities covered by such registration at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and

          (iv) furnish, on the date that such Registrable Securities are delivered to the underwriters for sale, if such securities are being sold through underwriters or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (1) an opinion, dated as of such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is reasonably and customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders participating in such registration and (2) a letter, dated as of such date, from the independent certified public accountants of the Company, in form and substance as is reasonably and customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters, if any, and if permitted by applicable accounting standards, to the Holders participating in such registration.

          (f)  Indemnification.

          (i) The Company will indemnify each of the Holders, as applicable, each of its officers, directors and partners and members, and each Person controlling each of the Holders, with respect to each registration which has been effected pursuant to this Section 2, and each underwriter, if any, and each person who controls any underwriter, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, issuer free-writing prospectus, offering circular or other document, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each of such Holders, each of its officers, directors and partners and members, and each Person controlling each of such Holders, each such underwriter and each Person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating and defending any such claim, loss, damage, liability or action; provided, that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission based upon written information furnished to the Company by the Holders or underwriter and stated to be specifically for use therein; provided, however, that the obligations of the Company to each ofthe Holders hereunder shall be limited to an amount equal to the net proceeds to such Holder of securities sold in such registration as contemplated herein.

          (ii) Each of the Holders will, if Registrable Securities held by it are included in the securities as to which such registration, qualification or compliance is being effected, severally and not jointly, indemnify the Company, each of its directors and officers and each underwriter, if any, of the Company's securities covered by such a registration statement, each Person who controls the Company or such underwriter, each Other Stockholder and each of their respective officers, directors, partners and members, and each Person controlling such Other Stockholder against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, issuer free-writing prospectus, offering circular or other document made by such Holder in writing, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements by such Holder therein not misleading, and will reimburse the Company, the underwriters, and such Other Stockholders, and their respective directors, officers, partners, members, Persons or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by such Holder and stated to be specifically for use therein; provided, however, that the obligations of each of the Holders hereunder shall be limited to an amount equal to the net proceeds to such Holder of securities sold in such registration as contemplated herein.

          (iii) Each party entitled to indemnification under this Section 2(f) (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom; provided, that counsel for the Indemnifying Party, who shall conduct the defense of such claim or any litigation resulting therefrom, shall be approved by the Indemnified Party

     (whose approval shall not unreasonably be withheld) and the Indemnified Party may participate in such defense at such party's expense (unless the Indemnified Party shall have reasonably concluded that there may be a conflict of interest between the Indemnifying Party and the Indemnified Party in such action, in which case the fees and expenses of counsel shall be at the expense of the Indemnifying Party), and provided further, that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this
     Section 2(f) unless the Indemnifying Party is materially prejudiced thereby. No Indemnifying Party, in the defense of any such claim or litigation shall, except with the prior written consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. Each Indemnified Party shall furnish such information regarding itself or the claim in question as an Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with the defense of such claim and litigation resulting therefrom.

          (iv) If the indemnification provided for in this Section 2(f) is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any loss, liability, claim, damage or expense referred to herein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party hereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the statements or omissions (or alleged statements or omissions) which resulted in such loss, liability, claim, damage or expense, as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue (or alleged untrue) statement of a material fact or the omission (or alleged omission) to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

          (v) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with any underwritten public offering contemplated by this Agreement are in conflict with the foregoing provisions, the provisions in such underwriting agreement shall be controlling.

          (g)  Information by the Holders.

          (i) Each of the Holders including securities in any registration shall furnish to the Company such information regarding such Holder and the distribution proposed by such Holder as the Company may reasonably request in writing and as shall be reasonably required in connection with any registration, qualification or compliance referred to in this Section 2.

          (ii) In the event that, either immediately prior to or subsequent to the effectiveness of any registration statement, any Holder shall distribute Registrable Securities to its partners or members, such Holder shall so advise the Company and provide such information as shall be necessary to permit an amendment to such registration statement to provide information with respect to such partners or members, as selling security holders. Promptly following receipt of such information, the Company shall file an appropriate amendment to such registration statement reflecting the information so provided. Any incremental expense to the Company resulting from such amendment shall be borne by such Holder.

          (h)  Rule 144 Reporting.

          With a view to making available the benefits of certain rules and regulations of the Commission which may permit the sale of restricted securities to the public without registration, the Company agrees to:

          (i) at all times make and keep public information available as those terms are understood and defined in Rule 144 under the Securities Act ("Rule 144");

          (ii) use its reasonable best efforts to file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act at any time after it has become subject to such reporting requirements; and

          (iii) so long as a Holder owns any Registrable Securities, furnish to such Holder, upon request, a written statement by the Company as to its compliance with the reporting requirements of Rule 144, and of the Securities Act and the Exchange Act, a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed as such Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing the Holder to sell any such securities without registration.

          (i) Termination. The registration rights set forth in this Section 2 shall not be available to any Holder if, (i) in the written opinion of counsel to the Company, all of the Registrable Securities then owned by such Holder could be sold in any ninety (90)-day period pursuant to Rule 144(k) or are otherwise freely saleable or (ii) all of the Registrable Securities held by such Holder have been sold in a registration pursuant to the Securities Act or pursuant to Rule 144.

          (j) The registration rights set forth in this Section 2 may be assigned, in whole or in part, to any transferee of Registrable Securities (who shall be bound by all obligations of this Agreement).

          SECTION 3. INTERPRETATION OF THIS AGREEMENT

          (a) Directly or Indirectly. Where any provision in this Agreement refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

          SECTION 4. MISCELLANEOUS

          (a) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed entirely within such State without regard to conflicts of law principles.

          (b) Section Headings. The headings of the sections and subsections of this Agreement are inserted for convenience only and shall not be deemed to constitute a part thereof.

          (c)  Notices.

          (i) All communications under this Agreement shall be in writing and shall be delivered by hand or facsimile or mailed by overnight courier or by registered or certified mail, postage prepaid:

          (1) if to the Company, to Dana Corporation (or the name of the Company), 4500 Dorr Street, Toledo, OH 43615, Attention: General Counsel and Secretary (facsimile: (419) 535-4544), or at such other address or facsimile numbers as it may have furnished in writing to the Holders, with a copy to Jones Day, 222 East 41st Street, New York, New York 10017 (facsimile: (212) 755-7306), Attention: Marilyn W. Sonnie, Esq.

          (2) if to the Holders, to the address or facsimile provided on Schedule A, or at such other address or facsimile number as may have been furnished the Company in writing, with a copy to: Appaloosa Management L.P., 26 Main Street, Chatham, NJ 07928, Attention: James Bolin (j.bolin@amlp.com), Fax: (973) 701-7055, and with a copy to White & Case LLP, Wachovia Financial Center, 200 South Biscayne Boulevard, Suite 4900, Miami, Florida 33131-2352, Attention: Thomas E. Lauria (tlauria@whitecase.com) and Gerard Uzzi (guzzi@whitecase.com), Fax: (305) 358-5744/5766, and to White & Case LLP, 1155 Avenue of the Americas, New York, New York 10036, Attention: John Reiss (jreiss@whitecase.com) and Steven Teichman (steichman@whitecase.com), Fax: 212-354-8113.

          (ii) Any notice so addressed shall be deemed to be given: if delivered by hand or facsimile, on the date of such delivery; if mailed by overnight courier, on the first business day following the date of such mailing; and if mailed by registered or certified mail, on the third business day after the date of such mailing.

          (d) Reproduction of Documents. This Agreement and all documents relating thereto, including, without limitation, any consents, waivers and modifications which may hereafter be executed may be reproduced by the Holders by any photographic, photostatic, microfilm, microcard, miniature photographic or other similar process and the Holders may destroy any original document so reproduced. The parties hereto agree and stipulate that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by the Holders in the regular course of business) and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

          (e) Successors and Assigns; Third Party Beneficiaries. This Agreement shall inure to the benefit of and be binding upon and be enforceable by the successors and assigns of each of the parties. Each Holder is an express third party beneficiary of this Agreement, shall be deemed a party hereto for all purposes hereof, and shall be entitled to enforce the provisions of this Agreement as if a signatory hereto.

          (f) Entire Agreement; Amendment and Waiver. This Agreement constitutes the entire understanding of the parties hereto relating to the subject matter hereof and supersedes all prior understandings among such parties. This Agreement may be amended, and the observance of any term of this Agreement may be waived, with (and only with) the written consent of the Company and the Holders holding a majority of the then outstanding Registrable Securities. Any amendment or waiver effected in accordance with this Section 4(f) shall be binding upon each Holder of Registrable Securities then outstanding (whether or not such Holder consented to any such amendment or waiver).

          (g) Severability. In the event that any part or parts of this Agreement shall be held illegal or unenforceable by any court or administrative body of competent jurisdiction, such determination shall not affect the remaining provisions of this Agreement which shall remain in full force and effect.

          (h) Counterparts. This Agreement may be executed in two or more counterparts (including by facsimile), each of which shall be deemed an original and all of which together shall be considered one and the same agreement.

                  [Remainder of Page Intentionally Left Blank]

          IN WITNESS WHEREOF, the undersigned has executed this Agreement as of the date first set forth above.

                                                  [NEW DANA CORPORATION]

                                                  By:
                                                      --------------------------
                                                  Name:
                                                  Title:

                                   SCHEDULE A

                                    INVESTORS